                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


Subsidiary Name                                  Jurisdiction of Organization
-----------------------------------------------------------------------------
Spheris Operations Inc.                          Tennessee
Spheris Canada Inc.                              Tennessee
Spheris Leasing LLC                              Tennessee
Spheris, India Private Limited                   India
Vianeta Communications                           California